Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP SETS DATE FOR ANNUAL MEETING OF STOCKHOLDERS

New York, NY, December 14, 2015 -- Hampshire Group, Limited (OTC Markets: HAMP) today announced that its Board of Directors has set the date for the Company's 2015 Annual Meeting of Stockholders (the “Annual Meeting”) as well as the record date for stockholders eligible to vote at the meeting.

The Annual Meeting will be held on Tuesday, February 16, 2016. Stockholders of record as of the close of business on January 8, 2016 will be entitled to notice of and to vote at the Annual Meeting.

Additional information about the Annual Meeting will be contained in the definitive proxy statement which will be filed with the U.S. Securities and Exchange Commission on or about January 15, 2016 and in the proxy materials that will be mailed to stockholders on or about January 15, 2016.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Company Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (561) 409-0890	Investor Contact: Fred Buonocore The Equity Group Inc. (212) 836-9607